EXHIBIT 10.45

DATED: 16 - August - 2012

VelaTel Global Communications, Inc
7L Capital Partners Emerging Europe LP
Kerseyco Trading Limited
Verica Radovic
Angelina Jevtic
Nikola Zelic
Zivana Olbina and
CLEARCON D.O.O.

TERMINATION OF STANDBY BUSINESS AGREEMENT

THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into as a deed on the 16th day of August 2012

BETWEEN:

1.           VelaTel Global Communications, Inc., a United States ("US") corporation, organized under the laws of the state of Nevada, with a principal place of business at 5950 La Court Place, Suite 160, Carlsbad, California duly and legally represented by Kenneth Hobbs, its Vice-President ("VelaTel");

2.           7L Capital Partners Emerging Europe LP a limited partnership incorporated in Guernsey, having its registered office in Guernsey, Carinthia House, 9-12 The Grange, St. Peter Port, GY1 4BF, duly and legally represented by Mr. Salvator Levis ("7LCPEELP");

3.           Kerseyco Trading Limited, a company incorporated in Cyprus and having its registered office in Cyprus (Agapinoros 2, Iris Tower, 7th Floor Flat/Office 702 Nicosia) duly and legally represented by Mr. Aristides C. Fronistas ("Kerseyco");

4.           Verica Radovic

5.           Angelina Jevtic

6.           Nikola Zelic

7.           Zivana Olbina and

8.           CLEARCON D.O.O. (formerly: SECI D.0.0.). Beograd

(Each and all of the aforementioned referred to individually as a "Party" and collectively as the "Parties")

WHEREAS:

(A)	The Parties have entered into a Standby Business Agreement dated December 18, 2011 (the 'K-sBCA ") pursuant to the provisions of which VelaTel would acquire a certain equity interest in Kerseyco in exchange for the implementation by VelaTel of the Investment as the relevant term is defined in the K-sBCA.

(B)	Further to RATE L's (the Serbian Telecommunications Regulator) decision, issued on July 10, 2012, pursuant to which RATEL declined the request of Kerseyco's operating subsidiary VeratNet to replace the existing equipment with new equipment on its network in accordance with the current allocation plan for the 3,410-3,600 MHz band, the Investment has been frustrated and cannot be implemented.

(C)	Further to the above the Parties have agreed to terminate the K-sBCA in accordance with the provisions of this Agreement.

IT IS HEREBY AGREED as follows:

1.             Definitions

Capitalised terms not defined in this Agreement shall have the meanings ascribed to them in the K-sBCA.

2.             Termination

The Parties hereby agree to terminate the K-sBCA with effect from the date of this Agreement and each and every party discharges and releases the other parties from all their corresponding obligations and waive fully and unconditionally any rights emanating from the K-sBCA.

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3.             General

3.1           This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of Cyprus.

3.2           Each of the parties to this Agreement irrevocably agrees that any dispute or claim arising out of or in connection with this Agreement, including any dispute or claim regarding its existence, validity or termination or any dispute or claim regarding any non-contractual obligation arising out of or in connection with this Agreement, shall be referred to and finally resolved by arbitration under the rules of arbitration of the United Nations Commission on International Trade Law (UNCITRAL, which rules are deemed to be incorporated by reference into this Clause. The number of arbitrators for any such arbitration shall be three, the seat, or legal place, of arbitration shall be Cyprus and the language to be used in the arbitral proceedings shall be English.

3.3           This Agreement may be executed in any number of counterparts, each of which when executed and delivered constitutes an original of this Agreement, but all the counterparts shall together constitute one and the same agreement. No counterpart shall be effective until each party has executed at least one counterpart. Delivery of a facsimile or electronic image copy of any counterpart shall be as effective as an original.

EXECUTED on the date first set out above.

VELATEL GLOBAL COMMUNICATIONS, INC

By: /s/ Kenneth Hobbs

Name: Kenneth Hobbs

Title: Vice-President

KERSEYCO TRADING LIMITED

By: /s/ Aristides C. Fronistas

Name: Aristides C. Fronistas

Title: Authorized Signatory

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7L CAPITAL RTNERS EMERGING EUROPE LIMITE

By: /s/ Aristides C. Fronistas

Name: Aristides C. Fronistas

Title: Authorized Signatory

VERICA RADOVIC	ANGELINA JEVTIC

NIKOLA ZELIC	ZIVANA OLBINA

CLEARCON D.O.O.

By: __________________________________

Name:

Title:

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